UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

BOWATER INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	1-8712	62-0721803
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Bowater Incorporated 55 East Camperdown Way P.O. Box 1028 Greenville, South Carolina	29602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 271-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2008, Bowater Incorporated (“Bowater”), a subsidiary of AbitibiBowater Inc. (“AbitibiBowater”), entered into an amendment (the “Amendment”) to its Canadian credit agreement. The Amendment to the Canadian credit agreement was entered into among Bowater and certain subsidiaries and affiliates of Bowater, Bowater Canadian Forest Products Inc., an indirect subsidiary of Bowater (“BCFPI”), AbitibiBowater, certain lenders party thereto and The Bank of Nova Scotia, as Administrative Agent for the various lenders under the credit agreement. The Amendment principally (i) extends the maturity date of the credit facility from May 28, 2008 to June 5, 2009, (ii) imposes additional reporting obligations on BCFPI and implements more extensive eligibility criteria for the assets that may be used in determining the borrowing base under the facility, thereby reducing the funds available under the credit facility and (iii) reduces the aggregate commitment of all the lenders party thereto from $165,000,000 to $143,750,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Seventh Amendment, dated as of June 6, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, certain subsidiaries and affiliates of Bowater party thereto, AbitibiBowater Inc., the Lenders and the U.S. Lenders party thereto and The Bank of Nova Scotia, as administrative agent for the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWATER INCORPORATED

By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Vice President and Treasurer

Dated: June 12, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Seventh Amendment, dated as of June 6, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, certain subsidiaries and affiliates of Bowater party thereto, AbitibiBowater Inc., the Lenders and the U.S. Lenders party thereto and The Bank of Nova Scotia, as administrative agent for the Lenders party thereto.

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